Exhibit 99.1

Zoran Corporation: Karl Schneider Chief Financial Officer (408) 523-6500 ir@zoran.com Company Web Site: www.zoran.com	Bonnie McBride (Investors) (415) 454-8898 bonnie@avalonir.com

ZORAN CORPORATION REPORTS FOURTH QUARTER AND YEAR END 2009 RESULTS

Zoran’s US DTV market share grows to over 30 percent in the fourth quarter1

SUNNYVALE, Calif. (January 25, 2010) — Zoran Corporation (Nasdaq: ZRAN), a leading provider of digital solutions for applications in the digital entertainment and digital imaging markets, today reported results for its fourth quarter and year ended December 31, 2009.

Revenues for the fourth quarter were $93.3 million, compared to $115.5 million last quarter and $74.7 million for the fourth quarter of 2008. The Company reported a fourth quarter GAAP net loss of $2.9 million, or $0.06 per share, which compares with a GAAP net income of $4.9 million, or $0.09 per diluted share, for the previous quarter and a GAAP net loss of $20.2 million, or $0.40 per share, for the fourth quarter of the prior year.

Non-GAAP net income for the fourth quarter was $0.5 million, or $0.01 per diluted share, which excludes $107 thousand of amortization of acquired intangible assets, $2.6 million of stock-based compensation expenses, but includes an adjustment of $760 thousand for the tax provision to a non-GAAP rate. This compares with non-GAAP net income of $8.7 million, or $0.17 per diluted share, for the previous quarter, and a non-GAAP net loss of $10.5 million, or $0.21 per share for the same period last year.

For the full year ended December 31, 2009, revenues were $380.1 million, compared to $438.5 million for 2008. GAAP net loss for 2009 was $33.0 million, or $0.64 per share, compared to a GAAP net loss of $215.7 million or $4.20 per share for the prior year. As a reminder, 2008 GAAP results include $22.4 million of in-process research and development expense and a non-cash charge of $167.6 million for impairment of intangible assets. Non-GAAP net loss for 2009 was $12.7 million, or $0.25 per share. This compares with non-GAAP net income of $8.4 million, or $0.16 per diluted share for 2008.

“We exit 2009 having grown our US DTV market share to over 30 percent1, increasing TV revenues by 40 percent from 2008,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer. “We believe

[1]	According to DisplaySearch research.

we can achieve similar success in the coming year as we expand into Europe and Asia. Our market share also grew in digital cameras, as we continued to win key customers away from the competition. In DVD, market share gains were driven by targeting new and growing segments such as HD Media players, TV combos, automobile and portables as well as emerging BRIC markets. In printer imaging, we maintained our leading position with our IPS software. And, significantly, we managed our balance sheet despite the economic challenges, ending the year with approximately $399 million in cash and cash equivalents and achieved major improvements in our accounts receivables, inventory balances and other financial indicators. As we enter the New Year, we are enthusiastic about our position and believe we will see continued success in 2010.”

Recent Highlights

•

Revenues by product line for the fourth quarter of 2009 were 37 percent Digital Camera, 29 percent DTV (includes set-top-box), 15 percent DVD, 15 percent Printer Imaging and 4 percent mobile phone processors

•	Over 80 new Products Powered by Zoran were on display at CES 2010 in Las Vegas

•	3 CES Innovation Awards for Zoran’s COACH-based digital camera products

o	Samsung DualView Digital Camera Model TL225

o	Samsung Touch-Screen AMOLED Digital Camera Model ST5500

o	Kodak Slice Touch-Screen Digital Camera Model R Series

•	Zoran demonstrates new HDTV, Set-top Box, Blu-Ray and HD Media Player, Digital Camera and Printer Technologies at CES 2010

•	CEO Levy Gerzberg delivers vision for CE industry on “Big Thinkers Disruptive Technologies” panel at CES 2010

•	Zoran powers JVC’s new HD Media Player for HD Camcorders

•	Zoran teams with LSI to provide Fax technology for Multifunction Printer Manufacturers

•	Gary Shapiro, President and CEO of Consumer Electronics Association, addresses China’s Top CE Manufacturers at Zoran’s Customer Conference in Shenzhen

Future Outlook

The following forward-looking statements are based on our current expectations, and actual results may differ materially.

The Company is currently expecting first quarter 2010 revenues to range between $90 million and $94 million, with gross margins ranging between 52 and 53 percent. Excluding acquisition related amortization costs and stock-based compensation expense, non-GAAP operating expenses are expected to be in a range of $49.5 million to $50.5 million. Acquisition-related amortization costs are expected to be approximately $108 thousand and stock-based compensation expense is expected to range between $2.0 million and $2.5 million. The Company expects to record a first quarter GAAP loss in the range of $0.06 to $0.10 per share on approximately 51.5 million shares. On a non-GAAP basis, which excludes acquisition-related amortization costs and stock-based compensation expenses, the Company expects to record a first quarter loss of $0.02 to $0.05 per share.

Zoran will provide more commentary on its fourth quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, consisting of non-GAAP operating expense and non-GAAP net income (loss) and EPS that excludes charges such as impairment of intangible assets, acquisition related in-process research and development expenses, amortization of acquired intangible assets, stock-based compensation expense, restructuring expense, non-recurring IP licensing related settlements and associated income tax adjustments. Non-GAAP results are reconciled to GAAP results on the attached Schedule.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes items that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss its fourth quarter and year end 2009 results. To listen to the call, please call 617-614-2702 approximately five minutes prior to the start of the call. For those who are not available to listen to the live conference call, a replay will be available from approximately 4:30 p.m. PT on January 25, until 4:30 p.m. PT on January 31, 2010. The access number for the replay is 617-801-6888, confirmation number 27603608. The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. This press release will be furnished to the SEC on a Form 8-K and posted to the company’s website prior to the conference call.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions in the digital entertainment and digital imaging markets. With over two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications and Connect Share Entertain technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top-box, DVD, digital camera, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, England, France, India, Israel, Japan, Korea, Sweden and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements, including the chief executive officer quotation and the material presented under “Future Outlook,” that reflect the Company’s current views with respect to future events and future financial performance. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is currently expected, including risks associated with: potential declines in the Company’s sales as a result of the continuing global economic slowdown that could continue to reduce demand for consumer electronic and other products; continued tightening in global credit markets, which could result in insolvency of key suppliers, customers, or retailers and customer inability to finance purchases of our products; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; the Company’s dependence on sales to a limited number of large customers; cost and length of time required for new product development; timing and impact of new product introductions by the Company and its competitors, and of transitions away from older products; intense competition in the Company’s markets and in the markets in which its customers operate; the Company’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; and reliance on international operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found under the caption “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other filings with the SEC.

Zoran and the Zoran logo are trademarks or registered trademarks of Zoran Corporation and/or its subsidiaries in the United States and/or other countries. All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Hardware product revenues	$81,775	$59,808	$334,895	$379,823
Software and other revenues	11,559	14,881	45,186	58,716

Total revenues	93,334	74,689	380,081	438,539

Costs and expenses:
Cost of hardware product revenues	46,343	36,413	196,497	229,008
Research and development	26,959	30,342	110,453	117,948
Selling, general and administrative	23,178	21,010	107,425	94,562
Amortization of intangibles	107	109	434	23,096
Restructuring expense	—	—	2,053	—
Impairment of intangible assets	—	—	—	167,579
In-process research and development	—	—	—	22,383

Total costs and expenses	96,587	87,874	416,862	654,576

Operating loss	(3,253)	(13,185)	(36,781)	(216,037)

Interest and other income, net	2,040	2,925	9,423	12,589

Loss before income taxes	(1,213)	(10,260)	(27,358)	(203,448)
Provision for income taxes	1,710	9,949	5,600	12,279

Net loss	$(2,923)	$(20,209)	$(32,958)	$(215,727)

Net loss per share	$(0.06)	$(0.40)	$(0.64)	$(4.20)

Shares used to compute net loss per share	51,496	51,018	51,464	51,350

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ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET LOSS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2009		2008		2009		2008
GAAP net loss	$(2,923)		$(20,209)		$(32,958)		$(215,727)

Adjusting items to GAAP net loss:
Operating expenses related to stock based compensation expense	2,570	(a)	3,117	(a)	11,631	(a)	13,106	(a)
Operating expenses related to IP licensing related settlements	—		—		11,000	(b)	—
Amortization of intangibles	107	(c)	109	(c)	434	(c)	23,096	(c)
Restructuring expense	—		—		2,053	(d)	—
Impairment of intangible assets	—		—		—		167,579	(e)
In-process research and development expense	—		—		—		22,383	(f)
Provision for income taxes	760	(g)	6,486	(g)	(4,900	)(g)	(2,044	)(g)

Non-GAAP net income (loss)	$514	(h)	$(10,497	)(h)	$(12,740	)(h)	$8,393	(h)

Non-GAAP basic net income (loss) per share	$0.01	(h)	$(0.21	)(h)	$(0.25	)(h)	$0.16	(h)

Non-GAAP diluted net income (loss) per share	$0.01	(h)	$(0.21	)(h)	$(0.25	)(h)	$0.16	(h)

Shares used to compute non-GAAP basic net income (loss) per share	51,496		51,018		51,464		51,350

Shares used to compute non-GAAP diluted net income (loss) per share	52,310		51,018		51,464		51,548

(a) This adjustment reflects the stock-based compensation expense recorded under ASC Topic 718-10. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)

(b) This adjustment reflects a non-recurring expense recorded during the quarter ended June 30, 2009 as a result of IP licensing related settlements. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)

(c) For 2008, this adjustment represents the amortization of intangibles assets primarily associated with the acquisition of Oak Technology, Inc. in August 2003, the acquisition of Emblaze Semiconductor in July 2004, the acquisition of Oren Semiconductor in June 2005 and the acquisition of Let It Wave, Inc. in June 2008. For 2009, this adjustment represents the amortization of intangible assets associated with the acquisition of Let It Wave, Inc. in June 2008. Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results. (see (h) below)

(d) This adjustment reflects the restructuring expense recorded by the Company as part of closing its facility in Netanya, Israel during the quarter ended March 31, 2009 and the restructuring of its Mobile division and closing of its Toronto facility during the quarter ended September 30, 2009. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (h) below)

(e) This adjustment represents the impairment of acquisition related to goodwill and intangible assets recorded by the Company as part of the annual analysis under ASC Topic 350-20 and ASC Topic 360-10. The impairment of goodwill and intangible assets does not impact the Company's ongoing cash flows and is excluded by management when evaluating our core operating results. (see (h) below)

(f) This adjustment reflects the in process research and development charge recorded by the Company as part of the acquisition of Let It Wave in June 2008. This in process research and development charge does not impact the Company's ongoing cash flows and is excluded by management when evaluating our core operating results. (see (h) below)

(g) This adjustment represents the difference between the non-GAAP income tax rate and the GAAP income tax rate. This adjustment is made by the Company when it evaluates its continuing operational performance. (see (h) below)

(h) The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and short-term investments	$398,686	$358,527
Accounts receivable, net	21,997	22,845
Inventory	27,162	37,365
Prepaid expenses and other current assets	20,519	25,549

Total current assets	468,364	444,286
Property and equipment, net	12,456	15,811
Long-term investments	—	37,425
Other assets	66,804	69,659
Intangible assets, net	4,832	5,266

Total assets	$552,456	$572,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,090	$29,918
Accrued expenses and other liabilities	30,701	36,134

Total current liabilities	59,791	66,052
Long term liabilities	32,397	26,985
Stockholders’ equity:
Common stock	51	51
Additional paid-in capital	867,139	858,429
Accumulated other comprehensive income (loss)	2,634	(2,472)
Accumulated deficit	(409,556)	(376,598)

Total stockholders’ equity	460,268	479,410

Total liabilities and stockholders’ equity	$552,456	$572,447

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com; or Bonnie McBride (Investors), 415-454-8898, or bonnie@avalonir.com Web site: http://www.zoran.com (ZRAN)